ARROW ELECTRONICS, INC.

STOCK OPTION PLAN

(as amended and restated effective as of February 27, 2002)

ARTICLE 1

Establishment and Purpose

     1.1 Establishment.  Arrow Electronics, Inc., a New York corporation (the "Company"), hereby amends and restates its stock option plan for employees, advisors, consultants and others providing services to the Company (collectively, the "Optionees"), as described herein which shall be known as the ARROW ELECTRONICS, INC. STOCK OPTION PLAN, as amended and restated (the "Plan"). The Plan is intended to grant options which qualify as incentive stock options satisfying the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and to grant nonqualified stock options which are not intended to so qualify under said Section 422.

     1.2 Purpose.  The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of the Company's common stock by those who are largely responsible for the Company's future growth and financial success.

ARTICLE 2

Definitions

For purposes of the Plan, the following terms shall have the meanings provided herein:

     2.1 "Board" means the Board of Directors of the Company.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended.

     2.3 "Committee" means the committee appointed by the Board pursuant to Section 3.1.

     2.4 "Disability" means total and permanent disability as determined by the Committee.

     2.5 "Eligible Non-Employee" means an advisor, consultant or other non-employee providing services to the Company.

     2.6 "Fair Market Value" means the closing price of a Share reported on the Consolidated Tape (as such price is reported in the Wall Street Journal or if such publication is unavailable then Reuters.)

     2.7 "Incentive Option" means an option granted under the Plan to purchase Shares and which is intended to qualify as an incentive stock option under Section 422 of the Code.

     2.8 "Nonqualified Option" means an option granted under the Plan to purchase Shares and which is not intended to qualify as an Incentive Option.

     2.9 "Option" means, collectively, Incentive Options and Nonqualified Options.

     2.10 "Outside Director" means a director who qualifies as both an Outside Director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and a Non-Employee Director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     2.11 "Shares" means shares of the Company's common stock, par value $1 per share.

     2.12 "Subsidiary" means any corporation which qualifies as a "subsidiary corporation" of the Company under Section 424(f) of the Code or, if applicable, as a "parent corporation" of the Company under Section 424(e) of the Code.

ARTICLE 3

Administration

     3.1 Administration. The Plan shall be administered by the Board. The Board may appoint a Committee consisting solely of two or more Outside Directors to administer the Plan and may, to the full extent permitted by law, authorize and empower such Committee to do any and all things which the Board is authorized and empowered to do with respect to the Plan. All subsequent references herein to the Committee shall be deemed to refer to the Board if at the time there is no Committee serving.

     3.2 Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select Optionees to be granted Options, to determine the number of Shares subject to, and the terms of, the Options to be granted to each Optionee selected, to determine the time when Options will be granted and the period during which Options will be exercisable, and to prescribe the form of the instruments, if any, embodying Options. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

ARTICLE 4

Eligibility and Participation

     Options may be granted only to employees and Eligible Non-Employees of the Company and its Subsidiaries. Incentive Options may be granted only to employees. Any employee of the Company or of a Subsidiary shall be eligible to receive one or more Incentive Options, provided at the time such Incentive Option is granted, he does not own stock (including stock the ownership of which is attributed to him pursuant to Section 424(d) of the Code) possessing more than 10 percent of the total voting power of all classes of stock of the Company or a Subsidiary.

ARTICLE 5

Shares Subject to Plan

     5.1 Amount of Stock. There may be issued under the Plan an aggregate of not more than 23,600,000 Shares, subject to adjustment as provided in Section 5.2. Shares issued pursuant to the Plan may be either authorized but unissued Shares or reacquired Shares, or both. In the event that Options shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options. No individual Optionee may receive in any calendar year Options with respect to more than 10% of the aggregate number of Shares that may be issued pursuant to the Plan.

     5.2 Dilution and Other Adjustments. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, (including extraordinary dividends), if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan, in the number or kind of shares which are subject to outstanding Options, or in the purchase price per share relating thereto, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

ARTICLE 6

Terms and Conditions of Options

     6.1 Terms of Options. An Option granted under the Plan shall be in such form as the Committee may from time to time approve. Each Option shall be subject to the terms and conditions provided in this Article 6 and shall contain such additional terms and conditions as the Committee may deem desirable, but in no event shall such terms and conditions be inconsistent with the Plan. In addition, the terms and conditions of Incentive Options shall in all cases be consistent with the provisions of the Code applicable to "incentive stock options" as described in Section 422 of the Code.

     6.2 Option Price. The purchase price per Share under an Option will be determined by the Committee in its discretion, provided, however, that the purchase price per Share under an Option may not be less than the Fair Market Value of a Share at the date the Option is granted. Except as provided in Section 5.2 the exercise price of an Option, once granted, may not be reduced nor may any Option be repriced either by repricing or cancellation and reissuance without the approval of the shareholders of the Company.

     6.3 Option Period. The period during which an Option may be exercised shall be fixed by the Committee, but no Incentive Option shall be exercisable after the expiration of ten years from the date such Incentive Option is granted and no Nonqualified Option shall be exercisable after the expiration of ten years and one day from the date such Nonqualified Option is granted.

     6.4 Consideration. As consideration for the grant of an Option, each Optionee who is an employee shall state, in writing, his present intention to remain employed with the Company or a Subsidiary continuously for at least one year from the date the Option is granted. No Option shall be exercisable until after the expiration of such one-year period. Except as provided in Section 6.7, an option to an employee can only be exercised while such Optionee remains employed. Such an Optionee shall be deemed to be an employee of the Company or a Subsidiary during any period of military, sick leave or other leave of absence meeting the requirements of Section 1.421-7(h)(2) of the Federal Income Tax Regulations, or similar or successor section.

     6.5 Exercise of Option. An Option may be exercised in whole or in part from time to time during the Option period (or, if determined by the Committee, in specified installments during the Option period) by giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the purchase price by cash, check or money order payable to the order of the Company or in Shares owned by the Optionee for at least six months, having a Fair Market Value at the date of exercise equal to the purchase price, or in a combination of the foregoing. No Shares shall be issued in connection with the exercise of an Option until the full purchase price is received by the Company. An Optionee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to him.

     6.6 Nontransferability of Options. No Option granted under the Plan shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and such Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

     6.7 Retirement, Death or Disability of an Employee or Termination of an Employee as a result of a Reduction in Force.

     (a) If an Option is exercisable in specified installments as provided in Section 6.5 and if an employee's employment with the Company and its Subsidiaries terminates by reason of his death, Disability or retirement under a retirement plan of the Company or a Subsidiary at or after his normal retirement date or, with the consent of the Committee, at an early retirement date, his Option shall be exercisable in full, and any restrictions imposed upon the exercise of the Option by reason of any installment requirements shall be of no further force and effect.

     (b) If an employee's employment with the Company or a Subsidiary terminates by reason of his Disability, he may continue to exercise his Options until the earlier of the date one year from such termination of employment or expiration of the option period provided in the Options pursuant to Section 6.3.

     (c) In the event of the death of an employee of the Company or a Subsidiary, or within the one-year period following the employee's termination of employment by reason of Disability, or within the three-year period following the employee's retirement in accordance with subparagraph (d), any Option granted to him shall be exercisable by the executors, administrators, legatees or distributees of his estate, as the case may be. In such case, the Option shall be exercisable to the extent provided in the Option agreement, but in no event shall such agreement provide that the number of Shares remaining subject to the Option be less than the number of Shares purchasable by the employee on the date of his death nor more than the total number of Shares remaining under the Option. The period during which such Option may be exercised shall end on the earlier of the date one year from the employee's death or expiration of the option period provided in the Option pursuant to Section 6.3. In the event an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased employee, the Company shall be under no obligation to issue Shares unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased employee's estate or the proper legatees or distributees thereof.

     (d) If an employee's employment with the Company and its Subsidiaries terminates by reason of his retirement under a retirement plan of the Company or a Subsidiary at or after his normal retirement date or, with the consent of the Committee, at an early retirement date, he may exercise his Option until the earlier of the date three years from such termination of employment or the expiration of the Option period provided in the Option pursuant to Section 6.3.

     (e) If an employee's employment with the Company or a Subsidiary is terminated as a result of a reduction in force, restructuring or similar circumstance (in each case as determined by the Committee in its sole discretion), he may exercise his Option until the earlier of (i) the date one year from such termination of employment or (ii) the expiration of the Option period provided in the Option pursuant to Section 6.3.

     (f) In the case of an Option granted to an Eligible Non-Employee, the Committee shall determine how long such Option shall be exercisable following the termination of the advisory, consulting or other service relationship with the Company or any Subsidiary.

     6.8 Annual Limitation for Incentive Options. The maximum aggregate Fair Market Value of the Shares of the Company or a Subsidiary (determined as of the date of grant of the Incentive Option) for which Incentive Options are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000 as, and to the extent, required by Section 422(d) of the Code.

     6.9 Right of First Refusal. Shares acquired under the Plan by an Optionee may not be sold or otherwise disposed of in any way (including a transfer by gift or by reason of the death of the Optionee) until the Optionee (or his legal representative, legatee or distributee of his estate) first offers to sell the Shares to the Company as herein provided. The price per Share at which the Shares shall be offered to the Company shall be the closing price per Share reported on the Consolidated Tape (as such price is reported in The Wall Street Journal or if such publication is unavailable then Reuters) on the date the Optionee's offer is received by the Secretary of the Company. If the Company fails to accept the offer to purchase such Shares within seven days after such date, the Shares shall thereafter be free of all restrictions under the Plan.

     6.10 Withholding. No Option may be exercised, by an employee (or the employee's beneficiaries), unless the employee (or the employee's beneficiaries) has paid, or has made provision satisfactory to the Committee for payment of, federal, state and local income taxes, or any other taxes (other than stock transfer taxes) which the Company may be obligated to collect as a result of such exercise. In its sole discretion, the Committee may permit an employee to satisfy the obligation imposed by this section, in whole or in part, by instructing the Company to withhold up to that number of Shares otherwise deliverable to the employee with a Fair Market Value equal to the amount of tax to be withheld. Any fractional share of common stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid in cash by the employee.

ARTICLE 7

Miscellaneous Provisions

     7.1 No Implied Rights. No Optionee or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Optionee any right to be retained by the Company or any Subsidiary or affect any right of the Company or any Subsidiary to terminate any Optionee's relationship with the Company or any Subsidiary.

     7.2 Securities Law Compliance. No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and State securities laws.

     7.3 Ratification of Actions. By accepting any Option or other benefits under the Plan, each Optionee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     7.4 Gender. The masculine pronoun means the feminine and the singular means the plural wherever appropriate.

ARTICLE 8

Amendments or Discontinuance

     The Plan may be amended at any time and from time to time by the Board but no amendment which (i) increases the aggregate number of Shares which may be issued pursuant to the Plan, or (ii) decreases the exercise price of outstanding Options (other than adjustments pursuant to Section 5.2) shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any Optionee with respect to any Option theretofore granted without such Optionee's written consent.

ARTICLE 9

Termination

The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) Upon the adoption of a resolution of the Board terminating the Plan; or

     (b) December 31, 2006.

     No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

ARTICLE 10

Dissolution or Merger

Upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company and its Subsidiaries and the acquiring entity does not substitute new and equivalent options for the outstanding Options hereunder, or a merger or consolidation in which the Company is not to be the surviving corporation and the surviving corporation does not substitute new and equivalent options for the outstanding Options hereunder, (each a "Corporate Event") each Optionee shall be given at least ten days prior written notice of the occurrence of such Corporate Event, every Option outstanding hereunder shall become fully exercisable, and each Optionee may exercise his Option, in whole or in part, prior to or simultaneously with such Corporate Event. Upon the occurrence of any such Corporate Event, any Option not exercised pursuant hereto shall terminate.

ARTICLE 11

Shareholder Approval and Adoption

     The Plan, as amended and restated as of February 27, 2002 shall be submitted to the shareholders of the Company for their approval and adoption. Options granted under the Plan, as amended and restated, may be granted prior to such approval and adoption but contingent upon such approval and adoption. The shareholders of the Company shall be deemed to have approved and adopted the Plan, as amended and restated, only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New York.